Exhibit 5.2

ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM

[Letterhead of Foley & Lardner LLP]

May 12, 2014

Prime Label & Screen Incorporated

c/o Berry Plastics Corporation

101 Oakley Street

Evansville, IN 47706-0959

Ladies and Gentlemen:

We have acted as local Wisconsin counsel for Prime Label & Screen Incorporated, a Wisconsin corporation (the “Guarantor”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed by Berry Plastics Group, Inc., a Delaware Corporation (the “Parent”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to an issuance (the “Note Issuance”) of 5.500% Second Priority Senior Secured Notes due 2022 (the “Notes”) by Berry Plastics Corporation, a Delaware corporation (the “Company”). The Notes will be fully and unconditionally guaranteed (the “Note Guarantee” and, together with the Notes, the “Securities”) by the Guarantor, among others, and will be issued under an Indenture, dated as of the date hereof (the “Indenture”), by and among the Company, the Parent, certain of the Company’s subsidiaries, including the Guarantor, as guarantors, and U.S. Bank National Association, as trustee (the “Trustee”), which establishes and sets forth certain terms and conditions of the Securities that are registered under the Securities Act.

As counsel to the Guarantor in connection with our opinion, we have examined: (i) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Indenture; (iii) the forms of the Notes and Note Guarantee; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In our examination of the above referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Trustee, and each other party to the Indenture, other than the Guarantor, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified to engage in the activities contemplated by the Indenture; (ii) the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and each other party to the Indenture, other than the Guarantor, enforceable against the Trustee and each other such party in accordance with its terms; (iii) the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act; and (iv) the Notes and Note Guarantee are duly executed and delivered in the form contemplated by the Indenture and, in the case of the Notes, authenticated in accordance with the Indenture.

May 12, 2014

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Note Guarantee, when delivered by the Guarantor in the manner and upon the terms set forth in the Indenture, will be legally issued and a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

The opinion above is each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the States of Wisconsin and New York and the federal laws of the United States of America. This opinion is limited to the effect of the current laws of the States of Wisconsin and New York and the federal laws of the United States of America and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or the facts as they currently exist.

We hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and the Prospectus and to the references to our firm therein. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP